UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2022 Annual Incentive Plan

On January 27, 2022, the Dominion Energy, Inc. (“Dominion Energy”) Compensation and Talent Development Committee (“CTD Committee”) approved the 2022 Annual Incentive Plan (the “Plan”).  Under the Plan, Dominion Energy’s officers are eligible for an annual performance-based cash award.  Each officer has a target incentive award under the Plan based on a percentage of base salary.  For 2022, the target percentages of base salary for Dominion Energy’s named executive officers are as follows:  Chair, President and Chief Executive Officer – 130%; Executive Vice President, Chief Financial Officer and Treasurer – 90%; Executive Vice President and Chief Operating Officer – 90%; and Senior Vice President, General Counsel and Chief Compliance Officer and Senior Vice President, Chief Nuclear Officer and President – Contracted Assets – 70%.

The Plan is funded based on the achievement of consolidated financial operating earnings goals, with potential funding ranging from 0% to 200% of the target funding.  Payout of the amount funded under the Plan is subject to achievement of applicable consolidated financial goals, and may be adjusted for achievement of operating and stewardship goals, including safety goals, diversity and inclusion goals and environmental goals.

2022 Long-Term Incentive Program

On January 27, 2022, the CTD Committee approved the 2022 Long-Term Incentive Program (the “Program”) for its officers, including its named executive officers. The Program consists of a restricted stock grant, which is 40% of the total target Program award value, and a performance grant, which may be in the form of performance cash or performance-based stock and is 60% of the total target Program award value.  The restricted stock and any performance-based stock are awarded pursuant to Dominion Energy’s 2014 Incentive Compensation Plan. The restricted stock is subject to a three-year cliff vesting period, while payout of the performance grant will be based on the achievement of three performance metrics: total shareholder return (“TSR”) relative to a group of peer companies selected by the CTD Committee (weighted 50%), cumulative operating earnings per share performance (weighted 40%), and non-carbon emitting generation capacity percentage (weighted 10%).  There is also an opportunity to earn a portion of the award based on Dominion Energy’s relative price-earnings ratio, regardless of relative TSR performance.  The performance grant will have a three-year performance period ending December 31, 2024, with payment made by March 15, 2025.  Payout of the performance grant will vary depending on the level of achievement of the performance metrics.

Item 9.01	Financial Statements and Exhibits

Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Carter M. Reid
Carter M. Reid
Executive Vice President, Chief of Staff and Corporate Secretary and President – Dominion Energy Services

Date:  February 2, 2022